UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 11, 2011

CLIFTON SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-50358	34-1983738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Clifton Savings Bancorp, Inc. (the “Company”) was held on August 11, 2011.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term bythe following vote:

	FOR	WITHHELD
John A. Celentano, Jr.	22,415,356	177,186
Thomas A. Miller	22,416,387	176,155

There were 2,459,307 broker non-votes on the proposal.

2.	The appointment of ParenteBeard LLC as the Company’s independent registeredpublic accounting firm for the fiscal year ending March 31, 2012 was ratified bythe stockholders by the following vote:

FOR	AGAINST	ABSTAIN
24,808,951	182,796	60,102

There were no broker non-votes on the proposal.

3.	An advisory vote was taken on the compensation of the Company’s namedexecutive officers as disclosed in the proxy statement and the vote was as follows:

FOR	AGAINST	ABSTAIN
22,047,858	340,509	204,175

There were 2,459,307 broker non-votes on the proposal.

4.	An advisory vote was taken on the frequency of the advisory vote on the compensation of the Company’s named executive officers and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
21,649,844	65,313	530,813	346,573

There were 2,459,573 broker non-votes on the proposal.

Item 8.01   Other Events

On August 12, 2011, the Company issued a press release announcing the results of its annual meeting of stockholders held on August 11, 2011.  A copy of the Company’s press release dated August 12, 2011 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number 99.1	Description Press Release dated August 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON SAVINGS BANCORP, INC.

Date: August 12, 2011	By:	/s/ John A. Celentano, Jr.
John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer